Exhibit 10.55
APPLIED MATERIALS, INC.
EMPLOYEE STOCK INCENTIVE PLAN
(as amended and restated on September 16, 2008)
SECTION 1
BACKGROUND AND PURPOSE
     1.1 Background.  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares.
     1.2 Purpose of the Plan.  The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders.
SECTION 2
DEFINITIONS
     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
     2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
     2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
     2.3 “Annual Meeting” means the Company’s annual meeting of stockholders.
     2.4 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.
     2.5 “Award Agreement” means the written agreement (which may be in electronic form) setting forth the terms and provisions applicable to each Award granted under the Plan.
     2.6 “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
     2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.
     2.8 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
     2.9 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.
     2.10 “Company” means Applied Materials, Inc., a Delaware corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Applied Materials, Inc. and its consolidated subsidiaries.
     2.11 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.
     2.12 “Customer Satisfaction MBOs” means as to any Participant for any Performance Period, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements and/or ratings.
     2.13 “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
     2.14 “Director” means any individual who is a member of the Board of Directors of the Company.
     2.15 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time. “Disabled” means an individual has a Disability.
     2.16 “Earnings Per Share” means as to any Performance Period, Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.
     2.17 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
     2.18 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
     2.19 “Fair Market Value” means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
     2.20 “Fiscal Year” means the fiscal year of the Company.
     2.21 “Grant Date” means, with respect to an Award, the date that the Award was granted.
     2.22 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
     2.23 “Individual MBOs” means as to a Participant for any Performance Period, the objective and measurable goals set by a “management by objectives” process and approved by the Committee, in its discretion.
     2.24 “Market Share” means as to any Performance Period, the Company’s or a business unit’s percentage of a market segment with respect to a product or business.
     2.25 “Net Income” means as to any Performance Period, the income after taxes for the Performance Period determined in accordance with generally accepted accounting principles.
     2.26 “New Orders” means as to any Performance Period, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s Order Recognition Policy.
     2.27 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.
     2.28 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.
     2.29 “Operating Profit” means as to any Performance Period, the difference between revenue and related costs and expenses, excluding income derived from sources other than regular activities and before income deductions.
     2.30 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
     2.31 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.
     2.32 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee in its discretion to be applicable to a Participant for a Performance Period. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) Customer Satisfaction MBOs, (b) Earnings Per Share, (c) Individual MBOs, (d) Market Share, (e) Net Income, (f) New Orders, (g) Operating Profits, (h) Return on Designated Assets, (i) Return on Equity, (j) Return on Sales, (k) Revenue, and (l) Total Shareholder Return. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles).
     2.33 “Performance Period” means the time period during which the performance objectives or continued status as an Employee, Director or Consultant must be met pursuant to Section 8 or Section 9, as applicable.
     2.34 “Performance Share” means an Award granted to a Participant pursuant to Section 8.
     2.35 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.
     2.36 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion. Notwithstanding any contrary provision of the Plan, (i) a Period of Restriction that expires solely as the result of continued employment or service shall expire in full no earlier than the three (3) year anniversary of the Grant Date, and (ii) a Period of Restriction that does not expire solely as the result of continued employment or service shall expire in full no earlier than the one (1) year anniversary of the Grant Date, unless determined otherwise by the Committee at its discretion solely by reason of death, Disability, Retirement or major capital change.
     2.37 “Plan” means the Applied Materials, Inc. Employee Stock Incentive Plan, as set forth in this instrument and as hereafter amended from time to time. The Plan formerly was named the Applied Materials, Inc. 1995 Equity Incentive Plan.
     2.38 “Reload Option” means an Option that automatically is granted if a Participant pays the exercise price of an Option by tendering Shares.
     2.39 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.
     2.40 “Retirement” means, in the case of an Employee and, with respect to each Award granted prior to October 27, 2008, in the case of a Nonemployee Director: (a) a Termination of Service occurring on or after age sixty-five (65), or (b) a Termination of Service occurring on or after age sixty (60) with at least ten (10) full Years of Service. With respect to each Award granted on or after October 27, 2008 under Section 9, “Retirement” means a Termination of Service by the Nonemployee Director after the Nonemployee Director has attained (a)  age seventy (70), or (b) age sixty (60) with at least ten (10) full Years of Service.
     2.41 “Return on Designated Assets” means as to any Performance Period, Net Income divided by the average of beginning and ending designated Company or business unit assets.

     2.42 “Return on Equity” means as to any Performance Period, the percentage equal to Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.
     2.42 “Return on Sales” means as to any Performance Period, the percentage equal to Net Income, divided by Revenue.
     2.44 “Revenue” means net sales for the Performance Period, determined in accordance with generally accepted accounting principles.
     2.45 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
     2.46 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
     2.47 “Shares” means the shares of common stock of the Company.
     2.48 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.
     2.49 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     2.50 “Tax Obligations”means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s FICA obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or the employing Affiliate), the Company’s (or the employing Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of Shares, and (c) any other Company (or employing Affiliate) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).
     2.51 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate, (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate, and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

     2.52 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.
     2.53 “Years of Service” means, in the case of an Employee, the number of full months from the Employee’s latest hire date with the Company or an Affiliate to the date in question, divided by twelve (12). The Employee’s latest hire date shall be determined after giving effect to the non-401(k) Plan principles of North American Human Resources Policy No. 2-06, Re-Employment of Former Employees/Bridging of Service, as such Policy may be amended or superseded from time to time. With respect to a Nonemployee Director, “Years of Service” means the number of years of continuous service on the Board of Directors.
SECTION 3
ADMINISTRATION
     3.1 The Committee.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.
     3.2 Authority of the Committee.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) to implement an Award Transfer Program in accordance with Section 10.7, (f) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules. Except as provided in Section 4.3, the Committee may not reprice outstanding Options or institute a program whereby outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have a lower exercise price or purchase price), of a different type and/or cash (other than pursuant to an Award Transfer Program) without first obtaining stockholder approval.
     3.3 Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

     3.4 Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 4
SHARES SUBJECT TO THE PLAN
     4.1 Number of Shares .  Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 367,200,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares. The total number of Shares that may be granted pursuant to awards of Restricted Stock, Performance Shares and Performance Units may not exceed 90,000,000 Shares.
     4.2 Lapsed Awards.  If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award. With respect to Stock Appreciation Rights, Shares actually issued pursuant to a Stock Appreciation Right as well as the Shares that represent payment of the exercise price and tax related to the Award shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program shall not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 4.2.
     4.3 Adjustments in Awards and Authorized Shares.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Committee shall adjust the number and class of Shares that may be issued under the Plan, the number, class, and price of Shares subject to outstanding Awards and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1 and 9.1, to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
SECTION 5
STOCK OPTIONS
     5.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the

Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 1,400,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof. The Committee may not grant Reload Options.
     5.2 Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
     5.3 Exercise Price.  Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.
          5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
          5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
          5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.
     5.4 Expiration of Options.
          5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:
               (a) The date for termination of the Option set forth in the written Award Agreement (which may be in electronic form); or
               (b) The expiration of seven (7) years from the Grant Date; or
               (c) The expiration of three (3) years from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

               (d) The expiration of three (3) years from the date of the Participant’s Termination of Service by reason of Disability; or
               (e) The expiration of three (3) years from the date of the Participant’s Retirement (except as provided in Section 5.8.2 regarding Incentive Stock Options).
          5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.
          5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).
     5.5 Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
     5.6 Payment.  Options shall be exercised by the Participant’s delivery of a notice of exercise (in such form and manner as the Company may designate) to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
          Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.
          As soon as practicable after receipt of a notification of exercise (in such form and manner as the Company may designate) and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.
     5.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

     5.8 Certain Additional Provisions for Incentive Stock Options.
          5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
          5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permit later exercise.
          5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.
          5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of seven (7) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
SECTION 6
STOCK APPRECIATION RIGHTS
     6.1 Grant of SARs.  Subject to the terms and conditions of the Plan, an SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.
          6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 700,000 Shares.
          6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, provided, however, that the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. After a SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the SAR.
     6.2 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

     6.3 Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.
     6.4 Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
               (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
               (b) The number of Shares with respect to which the SAR is exercised.
               At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
SECTION 7
RESTRICTED STOCK
     7.1 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 350,000 Shares of Restricted Stock.
     7.2 Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
     7.3 Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
     7.4 Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.
          7.4.1 General Restrictions. The Committee may set restrictions based upon the Participant’s continued status as an Employee or Consultant, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
          7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals.

The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).
          7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:
     “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Applied Materials, Inc. Employee Stock Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Applied Materials, Inc.”
     7.5 Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. Subject to the minimum Period of Restriction specified in Section 2.36, the Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.
     7.6 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.
     7.7 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
     7.8 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
PERFORMANCE UNITS AND PERFORMANCE SHARES
     The provisions of this Section 8 are applicable only to Performance Units and Performance Shares granted to Employees and Consultants (and to the extent provided in Section 9.2.11, to Performance Shares granted to Nonemployee Directors).
     8.1 Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial value greater than $3,000,000, and (b) no Participant shall receive more than 350,000 Performance Shares.
     8.2 Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
     8.3 Performance Objectives and Other Terms.  The Committee shall set performance objectives (including, without limitation, continued status as an Employee or Consultant) in its discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units/Shares that shall be paid out to the Participants. Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Notwithstanding the foregoing, and except as otherwise provided in the Plan, (i) Performance Units/Shares that vest solely as a result of continued employment or service shall vest in full no earlier than the three (3) year anniversary of the Grant Date, and (ii) Performance Units/Shares that do not vest solely based on continued employment or service shall vest in full no earlier than the one (1) year anniversary of the Grant Date. Notwithstanding the foregoing sentence, the Committee, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares solely by reason of death, Disability, Retirement or major capital change.
          8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, and/or individual goals (including, but not limited to, continued status as an Employee or Consultant), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
          8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).
     8.4 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.
     8.5 Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
     8.6 Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.
SECTION 9
NONEMPLOYEE DIRECTOR AWARDS
     The provisions of this Section 9 are applicable only to Performance Shares granted to Nonemployee Directors.
     9.1 Granting of Performance Shares.
          9.1.1 Initial Awards. Each Nonemployee Director who first becomes a Nonemployee Director on or after October 27, 2008, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Award of Performance Shares (the “Initial Award”). The number of Performance Shares subject to the Initial Award will be equal to (a) the value obtained by multiplying (x) $200,000 times (y) a fraction, the numerator of which is the actual number of days between the date of the Nonemployee Director’s appointment or election and the scheduled date of the next following Annual Meeting, and the denominator of which is 365, which such resulting value divided by (b) the Fair Market Value of a Share on the date of grant, rounded down to the nearest whole Performance Share. The Nonemployee Director shall not receive an Initial Award if he or she is first appointed or elected as a Nonemployee Director on the date of an Annual Meeting and instead shall receive an Ongoing Award pursuant to Section 9.1.2 on that date.
          9.1.2 Ongoing Awards. On the date of each Annual Meeting beginning in 2009, but after any stockholder votes taken on such date, each Nonemployee Director who is appointed or elected as a Nonemployee Director on the date of the Annual Meeting automatically shall receive, as of such date, an Award of the number of Performance Shares equal to $200,000 divided by the Fair Market Value of a Share on the date of grant, rounded down to the nearest whole Performance Share

(the “Ongoing Award”). Notwithstanding the foregoing, each Nonemployee Director who is required to tender a resignation following such Annual Meeting in accordance with the Company’s majority voting policy for election of directors shall not receive an Ongoing Award, unless the Board determines not to accept his or her resignation in accordance with the Company’s policy, in which case such Nonemployee Director automatically shall receive the Ongoing Award on the date the Board makes a determination not to accept such resignation.
     9.2 Terms of Initial Award and Ongoing Awards.
          9.2.1 Award Agreement. Each Award of Performance Shares granted pursuant to this Section 9 shall be evidenced by a written Award Agreement (which may be in electronic form) between the Participant and the Company.
          9.2.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
          9.2.3 Performance Objectives and Other Terms. Subject to the other provisions of Section 9.2, each Initial Award shall be earned and paid out as to twenty-five percent (25%) of the Shares subject to the Initial Award on each of the first four (4) annual anniversaries of the Grant Date. Each Ongoing Award shall be earned and paid out as to twenty-five percent (25%) of the Shares subject to the Ongoing Award on March 1 of each year following the year in which the Grant Date occurs. Notwithstanding the preceding, once a Participant ceases to be a Director, his or her Performance Shares which are not then earned shall never be earned or paid out and shall be immediately forfeited, except to the extent provided in Section 9.2.4, Section 9.2.5 and Section 9.2.6.
          9.2.4 Retirement of Participant. Unless otherwise determined by the Committee, if a Participant has a Termination of Service due to Retirement prior to the vesting of Performance Shares granted on or after October 27, 2008, such Performance Shares shall continue to vest in accordance with the schedule set forth in Section 9.2.3.
          9.2.5 Disability of Participant. If a Participant has a Termination of Service due to Disability prior to the vesting of Performance Shares granted on or after October 27, 2008, then one hundred percent (100%) of the Performance Shares shall immediately become vested and, subject to the terms and conditions of any deferral pursuant to Section 9.2.8, payable.
          9.2.6 Death of Participant. If a Participant dies while serving as a Director prior to the vesting of his or her Performance Shares, then one hundred percent (100%) of the Performance Shares shall immediately become vested and, subject to the terms and conditions of any deferral pursuant to Section 9.2.8, payable.
          9.2.7 Earning of Performance Shares. After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding vesting provisions have been achieved.
          9.2.8 Form and Timing of Payment of Performance Shares. Payment of earned Performance Shares shall be made as soon as practicable after the expiration of the applicable

Performance Period. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide a Nonemployee Director with the opportunity to defer the receipt of earned Performance Shares that would otherwise be delivered to such Nonemployee Director under this Section 9. Any such deferral shall be subject to such rules, conditions and procedures as shall be determined by the Committee in its sole discretion, which rules, conditions and procedures shall comply with the requirements of Section 409A of the Code, unless otherwise specifically determined by the Committee.
          9.2.9 Cancellation of Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.
          9.2.10 Dividends. The Committee may, in its sole discretion, authorize the payment of stock dividends on deferred Performance Shares granted under this Section 9 on a current, deferred or contingent basis. Any payment of such stock dividends shall be subject to such rules, conditions and procedures as shall be determined by the Committee in its sole discretion, which rules, conditions and procedures shall comply with the requirements of Section 409A of the Code, unless otherwise specifically determined by the Committee.
          9.2.11 Other Terms. All provisions of the Plan not inconsistent with this Section 9 shall apply to Performance Shares granted to Nonemployee Directors, including but not limited to the provisions of Section 8.
     9.3 Amendments. The Committee, in its sole discretion, may change the number of Performance Shares subject to future grants of the Initial Award and Ongoing Awards at any time.
SECTION 10
MISCELLANEOUS
     10.1 Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules, conditions and procedures as shall be determined by the Committee in its sole discretion, which rules, conditions and procedures shall comply with the requirements of Section 409A of the Code, unless otherwise specifically determined by the Committee.
     10.2 No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.
     10.3 Participation.  No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     10.4 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
     10.5 Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
     10.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
     10.7 Limited Transferability of Awards.
          10.7.1 General. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.6 and this Section 10.7. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, if the Committee (in its discretion) so permits, (a) transfer an Award to in accordance with an Award Transfer Program instituted by the Committee, (b) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (c) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

          10.7.2 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 10.7 and shall have the authority to amend the terms of any Award participating in the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of a participating Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company, (iii) amend the permissible payment methods for the exercise or purchase such Award, (iv) amend the adjustments to be implemented in the event of changes in capitalization and other similar events, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate, in its sole discretion.
     10.8 No Rights as Stockholder.  Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
SECTION 11
AMENDMENT, TERMINATION, AND DURATION
     11.1 Amendment, Suspension, or Termination.  The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws. In addition, an amendment will be subject to stockholder approval if the Committee or the Board, in their sole discretion, deems such amendment to be a material amendment, except with respect to such an amendment which will impact Awards covering, in the aggregate, no more than five percent (5%) of the shares reserved for issuance under the Plan. The following amendments shall be deemed material amendments for purposes of the preceding sentence (i) material increases to the benefits accrued to Participants under the Plan; (ii) increases to the number of securities that may be issued under the Plan; (iii) material modifications to the requirements for participation in the Plan, and (iv) the addition of a new provision allowing the Board or the Committee to lapse or waive restrictions at its discretion. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
     11.2 Duration of the Plan.  The amended and restated Plan shall be effective as of September 16, 2008, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after January 16, 2017.

SECTION 12
TAX WITHHOLDING
     12.1 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.
     12.2 Withholding Arrangements.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such Tax Obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.
SECTION 13
LEGAL CONSTRUCTION
     13.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     13.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     13.3 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     13.4 Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
     13.5 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, excluding its conflict of laws provisions.
     13.6 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.